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EXHIBIT 11.1


AMERICAN MEDSERVE CORPORATION
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                        THREE MONTHS ENDED
                                                            MARCH 31
                                                        ------------------
                                                         1996       1997
                                                        ------------------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)

Average number of shares outstanding                     4,421      12,077
Net effect of common shares and common
   equivalent shares issued in an initial public
   offering under SAB 83                                   390          --
Net effect of common shares issued in
   connection with a preferential mandatory
   distribution                                          1,655          --
Net effect of dilutive stock options based on
   the treasury stock method using average stock price      --         101
                                                        ------------------
Total                                                    6,466      12,178
                                                        ------------------
                                                        ------------------

Income (loss) before extraordinary item                   $217        $820
Write off of deferred financing costs, net of
   income tax benefit of $404                              437          --
                                                        ------------------
Net income (loss)                                        ($220)       $820
                                                        ------------------
                                                        ------------------

Income (loss) before extraordinary item per share        $0.03       $0.07
Write off of deferred financing costs, net of
   income tax benefit of $404, per share                  0.06          --
                                                        ------------------
Net income (loss) per share                             ($0.03)      $0.07
                                                        ------------------
                                                        ------------------


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